UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2007

INNOVA ROBOTICS & AUTOMATION, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-33231	95-4868120
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15870 Pine Ridge Road, Fort Myers, Florida 33908
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (239) 466-0488

Copies to:
Gregory Sichenzia, Esq.
Stephen M. Fleming, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 25, 2007, Innova Robotics and Automation, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Yorkville Advisors LLC (the “Investor”) providing for the sale by the Company to the Investors of (i) 12% Secured Convertible Debentures in the aggregate principal amount of $600,000 (the “Debentures”) due on October 25, 2009 (the “Repayment Date”) and (ii) common stock purchase warrants (the “Warrants”) issuable if the Debentures are redeemed.

The Debentures are convertible into shares of the Company’s common stock at the lesser of (1) 0.02 or eighty five percent (85%) of the lowest closing bid price, as quoted by Bloomberg LP, of the Company’s common stock for thirty (30) trading days immediately preceding a conversion date.

The Company will have the right to redeem any or all of the amounts outstanding under the Debentures with 3 trading days advance written notice to the Investor. The redemption price will be equal to 120% of face value. In the event that the Company exercises its right of redemption for either all or a portion of the outstanding Debentures, the Investor shall receive a warrant to purchase 35,000 shares of Common Stock for every $100,000 redeemed at an exercise price of $0.025.

The Investor has agreed not to short any of the shares of Common Stock of the Company. The Investor shall be granted a security interest in all the assets of the Company, including a first security interest on all the intellectual property of Robotic Workspace Technologies, Inc., a wholly-owned subsidiary of the Company.

 In connection with the Purchase Agreement, the Company also entered into a registration rights agreement (the “Registration Rights Agreement”) providing for the filing of a registration statement (the “Registration Statement”) with the Securities and Exchange Commission registering the Common Stock issuable upon conversion of the Debentures no later than 30 days following a written demand from the Investors requesting the filing of such Registration Statement.  The Company is obligated to use its best efforts to cause the Registration Statement to be declared effective no later than 120 calendar days from the filing date of the Registration Statement. In the event the Registration Statement is not timely filed or declared effective, then the Company shall pay to the Investors, a cash amount equal to 2.0% of the aggregate purchase price paid by the holder pursuant to the Securities Purchase Agreement for any Debenture then held by such holder, with a cap of 24%, as liquidated damages and not as a penalty.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 3.02  Unregistered Sales of Equity Securities.

See Item 1.01 above. All securities were issued pursuant to Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended (the "Act"), and/or Section 4(2) of the Act.

Item 9.01  Financial Statements and Exhibits

Exhibit Number	Description
4.1	Securities Purchase Agreement, dated October 25th, 2007
4.3	Secured Convertible Debenture, dated October 25th, 2007
4.5	Redemption Warrant, dated October 25th , 2007
4.7	Registration Rights Agreement, dated October 25th, 2007
4.8	Security Agreement, dated October 25th, 2007
4.9	Robotic Workspace Technologies, Inc. Patent and Trademark Agreement, dated October 25th, 2007

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVA ROBOTICS & AUTOMATION, INC.

Date: November 6, 2007	/ /s/ Eugene V. Gartlan

Eugene V. Gartlan Chief Executive Officer